EXHIBIT 11.2

Consent of Independent Registered Public Accounting Firm

VirTra, Inc.

Phoenix, Arizona

We hereby consent to the inclusion in this Offering Circular on Form 1-A POS of VirTra, Inc. (the “Company”) of our report dated March 31, 2016, with respect to the Company’s financial statements as of December 31, 2015 and for the year then ended.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

Semple, Marchal & Cooper, LLP

Phoenix, Arizona

February 21, 2018